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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Cerner Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-77029, No. 333-93379, No. 333-63226, No. 333-24899, No. 333-24909, No.
333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No. 33-41580, No.
33-39777, No. 33-39776, No. 33-20155, No. 33-15156, No. 333-40156) on Form S-8,
Registration Statement No. 33-72756 on Form S-3, and Registration Statement No. 333-72024 on Form S-4 of Cerner Corporation and our reports dated March 11, 2005, with respect to the consolidated balance sheets of Cerner Corporation as of January 1, 2005 and January 3, 2004, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended January 1, 2005, and the related consolidated financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of January 1, 2005 and the effectiveness of internal control over financial reporting as of January 1, 2005, which reports appear in the 2004 annual report on Form 10-K of Cerner Corporation.

Kansas City, Missouri
March 16, 2005